UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7615	74-1884980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas		77007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 435-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On April 28, 2022, Kirby Corporation (“Kirby” or the "Company") issued a press release announcing results for the first quarter ended March 31, 2022. A copy of the press release is attached as Exhibit 99.1 to this report.

Adjusted EBITDA, a non-GAAP financial measure, is used in the press release. Kirby defines Adjusted EBITDA as net earnings (loss) attributable to Kirby before interest expense, taxes on income, depreciation and amortization, impairment of long-lived assets and impairment of goodwill. Kirby has historically evaluated its operating performance using numerous measures, one of which is Adjusted EBITDA. Adjusted EBITDA is presented because of its wide acceptance as a financial indicator. Adjusted EBITDA is one of the performance measures used in Kirby’s incentive bonus plan. Adjusted EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. A quantitative reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Kirby for the 2022 and 2021 first quarters is included in the press release. Adjusted EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

The press release also includes free cash flow, a non-GAAP financial measure, which Kirby defines as net cash provided by operating activities less capital expenditures. A reconciliation of free cash flow with GAAP is included in the press release. Kirby uses free cash flow to assess and forecast cash flow and to provide additional disclosures on the Company’s liquidity as a result of uncertainty surrounding the COVID-19 pandemic on global and regional market conditions. Free cash flow does not imply the amount of residual cash flow available for discretionary expenditures as it excludes mandatory debt service requirements and other non-discretionary expenditures. These non-GAAP financial measures are not calculations based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with Kirby’s GAAP financial information.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Kirby held its Annual Meeting of Stockholders on April 26, 2022, at which the stockholders voted on the following matters:

1.
Anne-Marie N. Ainsworth, William M. Waterman, and Shawn D. Williams were elected Class III directors of Kirby to serve until the 2025 Annual Meeting of Stockholders by the following vote:

	For	Against	Abstain	Broker Non-Votes
Anne-Marie N. Ainsworth	52,273,141	2,402,868	17,942	2,720,085
William M. Waterman	51,298,248	3,068,589	327,114	2,720,085
Shawn D. Williams	53,615,965	1,058,841	19,145	2,720,085
2.
The Audit Committee's selection of KPMG LLP as Kirby's independent registered public accounting firm for 2022 was ratified by the following vote:

For	56,132,277
Against	1,258,208
Abstain	23,551
Broker non-votes	0
3.
The compensation of Kirby's named executive officers was approved on a non-binding advisory basis by the following vote:

For	51,769,100
Against	2,726,369
Abstain	198,482
Broker non-votes	2,720,085

Item 9.01. Financial Statements and Exhibits

(d)
Exhibits

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press release dated April 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIRBY CORPORATION

Date:	April 28, 2022	By:	/s/ Raj Kumar
Raj Kumar Executive Vice President and Chief Financial Officer